EURAMAX HOLDINGS, INC.
RETENTION COMPENSATION PROGRAM
ADOPTED BY BOARD ON JANUARY 22, 2015
SECTION 1. RETENTION COMPENSATION PROGRAM
1.1 Purpose. The purpose of the Euramax Holdings, Inc. Retention Compensation Program (the “Program”) is to ensure continuity of key leadership and to ensure that Euramax Holdings, Inc. is able to achieve certain financial targets, execute certain financial, operational, and strategic initiatives and address its impending debt maturities in a timely and successful manner. This Program is intended to replace and supersede in its entirety the Euramax Holdings, Inc. Performance Incentive Plan, which was effective as of July 1, 2014.
1.2 Effective Date. January 1, 2015
SECTION 2. DEFINITIONS AND TERMS
The following words and phrases as used herein shall have the following meanings.
“Base Salary” means a Participant’s base salary at the annual rate in effect on the Second Bonus Payment Date.
“Bonus” means the First Bonus, Second Bonus, or both.
“Capital Markets Transaction” means the refinancing, replacement, equitizing, extension, modification or other transaction having the effect of refinancing, replacing, extending, equitizing or extending all or a portion of (x) the existing 9.5% Senior Secured Notes due 2016 of the Company, (y) indebtedness under the existing senior unsecured credit and guaranty agreement of the Company, dated as of March 3, 2011, as amended, and (z) indebtedness under the existing asset-based revolving credit facility of the Company with Regions Bank.
“Committee” means the Compensation Committee of the Company’s Board of Directors.
“Company” means Euramax Holdings, Inc., its subsidiaries, affiliated parties, and any successor, whether by merger, ownership of all or substantially all of its assets, or otherwise.
“First Bonus” means the retention bonus payable no later than April 15, 2015, if the Participant remains employed through April 1, 2015.
“Participant” means an employee of the Company who has been selected by the Committee to participate in the Program and who has entered into a Participation Agreement.
“Participation Agreement” means the agreement between the Company and a Participant evidencing the terms of such Participant’s participation in the Program.
“Program” has the meaning set forth in Section 1.1.
“Second Bonus” means the bonus payable upon the Second Bonus Payment Date, if the Participant remains employed through such date.

“Second Bonus Payment Date” means the earlier of September 15, 2015 or the consummation of a Capital Markets Transaction.
“Section 409A” shall have the meaning set forth in Section 7.
SECTION 3. ADMINISTRATION OF THE PROGRAM
3.1 Administration. The Program shall be administered by the Committee. The Committee shall have the sole authority to select Participants, and, subject to Section 4.3, to determine the time or times at which and the form and manner in which payments will be made under the Program, and will be responsible for the administration of the Program, in accordance with its terms. The Committee shall have the authority to construe and interpret the Program (except as otherwise provided herein), may adopt rules and regulations governing the administration of the Program, and shall exercise all other duties and powers conferred on it by the Program, or which are incidental or ancillary thereto. All determinations by the Committee shall be final, binding and conclusive on all persons.
3.2 Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.
SECTION 4. BONUS PROVISIONS.
4.1 Participation Agreement. As a condition to participation in the Program, each Participant shall enter into a Participation Agreement in substantially the form attached hereto as Exhibit A. The Participation Agreement shall set forth the terms of the Participant’s participation in the Program including, without limitation, the amount of the First Bonus and Second Bonus for which the Participant is eligible and the requirement of continued employment to earn such First Bonus and Second Bonus. In addition, the Participation Agreement shall require the Participant to acknowledge that participation in this Program and acceptance of the Participation Agreement shall replace any and all rights the Participant has or would have had under the Participation Agreement granted to such Participant under the Euramax Holdings, Inc. Performance Incentive Plan. If a Participant does not timely execute the Participation Agreement, the Committee may remove the Participant from participation in this Program.
4.2 Conditions to Payment of Bonuses. In order for a Participant to be entitled to the First Bonus, the Participant must remain employed with the Company through April 1, 2015. In order for the Participant to be entitled to the Second Bonus, the Participant must remain employed with the Company through the Second Bonus Payment Date.
4.3 Time of Payment. The First Bonus shall be paid on or before April 15, 2015. The Second Bonus shall be paid on or within 10 days following the Second Bonus Payment Date. Any Bonus shall be paid by check or direct deposit on such payment date.
4.4 Withholding. The Company shall be entitled to withhold from any payments due to a Participant any federal, state or local taxes required to be withheld by the Company under the then applicable provisions of the Internal Revenue Code or state or local laws.
SECTION 5. GENERAL PROVISIONS
5.1 Absence of Liability. No member of the Board of Directors of the Company or the Committee or any officer of the Company shall be liable for any act or inaction hereunder, whether of commission or omission.

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5.2 No Funding of Program. The Company shall not be required to fund or otherwise segregate any cash or any other assets that may at any time be paid to Participants under the Program. The Program shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Program, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Program shall be those of a debtor and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor.
5.3 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.3 shall not apply to an assignment of a contingency or payment due after the death of the Participant to the deceased Participant’s legal representative or beneficiary.
5.4 Rights of Participants. Nothing in this Program or in any Participation Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time (with or without cause) or confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation. No employee shall have a right to be selected as a Participant.
5.5 Governing Law. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Program shall be determined in accordance with the laws of the State of Georgia, without regard to its conflict of laws provisions.
5.6 Non-Exclusivity. The Program does not limit the authority of the Company, the Board of Directors, or the Committee to grant awards or authorize any other compensation under any other plan or authority.
SECTION 6. AMENDMENTS, REVISIONS, SUSPENSION OR TERMINATION OF PROGRAM
The Program may be reviewed by the Committee on a periodic basis for revisions, and the Committee may from time to time amend, suspend or terminate, in whole or in part, and if suspended or terminated, the Committee may reinstate, any or all of the provisions of the Program. Notwithstanding the foregoing, no amendment shall be made which would adversely impact awards that have been previously granted under the Program (except to the extent expressly set forth in this Program or in the affected Participant’s Participation Agreement). The Program is not a contract of employment for any period. Employment and termination of employment are governed by Company policies and procedures and not by the Program.
SECTION 7. COMPLIANCE WITH CODE SECTION 409A
This Program is intended to be exempt from or to otherwise satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (“Section 409A”), to the extent applicable. All terms used in this Program shall be interpreted to the maximum extent possible to maintain the exemption from or to satisfy Section 409A. Notwithstanding anything herein to the contrary, the Company may, in its sole discretion and without the consent of any Participant, amend the Program to add, alter or remove any provision that the Committee deems necessary, appropriate or advisable to comply with Section 409A.
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EURAMAX HOLDINGS, INC.

BY: /s/ Hugh E. Sawyer
Name: Hugh E. Sawyer
Title: President

Exhibit A
PARTICIPATION AGREEMENT
pursuant to the
EURAMAX HOLDINGS, INC.
RETENTION COMPENSATION PROGRAM
This Participation Agreement (this “Agreement”) is made as of this ___ day of ______________, 2015 between Euramax Holdings, Inc., a Delaware corporation (the “Company”), and _________________ (the “Participant”). Capitalized terms used and not defined herein shall have the meaning given to such terms in the Program (as defined below).
WHEREAS, the Company has adopted and maintains the Euramax Holdings, Inc. Retention Compensation Program (the “Program”) to assist the Company in retaining, motivating and rewarding eligible individuals and to help ensure that the Company is able to achieve certain financial, operational and strategic initiatives; and
WHEREAS, the Program provides for the grant to Participants of rights to contingent payments pursuant to the Program as provided therein; and
WHEREAS, the Program replaces and supersedes the Euramax Holdings, Inc. Performance Incentive Plan (the “PIP”), and this Participation Agreement replaces and supersedes any Participation Agreement the Participant previously received pursuant to the PIP.
NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Participation. Pursuant to, and subject to, the terms and conditions set forth herein and in the Program, the Participant is hereby eligible to receive a First Bonus and a Second Bonus in accordance with and subject to the terms of the Program and this Agreement.
(a)The Participant’s First Bonus shall be equal to ______________ if the Participant remains employed through April 1, 2015.
(b)The Participant’s Second Bonus shall be in an amount equal to 50% of the Participant’s Base Salary, and shall be payable on or within 10 days after the Second Bonus Payment Date (as defined in the Program) if the Participant remains employed through such date.
By accepting this Participation Agreement, the Participant acknowledges and agrees that (i) the PIP satisfied any contractual obligation on the part of the Company to include Participant in the Company’s annual bonus program in fiscal year 2014, (ii) he/she accepted participation in the PIP in lieu of participation in the Company’s annual bonus program for any and all annual bonus opportunities for fiscal year 2014, (iii) this Program replaces the PIP in its entirety, (iv) the Participant’s Participation Agreement pursuant to the PIP is hereby terminated, and (v) the Participant shall have no rights to any payment or bonus under the PIP. The Participant also acknowledges that all rights to the First Bonus and to the Second Bonus shall be forfeited and this Agreement shall be cancelled and of no further effect if the Participant voluntarily terminates employment for any reason prior to the payment date for such Bonus.

2.Incorporation of the Program. All terms, conditions and restrictions of the Program are incorporated herein and made a part hereof as if stated herein. If there is any conflict between the terms and conditions of the Program and this Agreement, the terms and conditions of the Program, as interpreted by the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Program and that the Participant has read the Program carefully and fully understands its content. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Program and this Agreement shall be final, binding and conclusive on the Company and the Participant.
3.Delays or Omissions. No delay or failure to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under the Program or this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
4.Confidentiality of Agreement. The terms of this Agreement are strictly confidential and, other than with respect to information required to be disclosed by applicable law, the Participant agrees not to disclose the existence of this Agreement or the terms of this Agreement to any person at any time; provided the Participant may disclose this Agreement and/or any of its terms to the Participant’s immediate family, financial advisors and attorneys, so long as the Participant instructs every such person to whom the Participant makes such disclosure not to disclose the terms of this Agreement further.
5.Entire Agreement. This Agreement and the Program contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Program. This Agreement, including without limitation the Program, supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof and the subject matter set forth in the Program. Except as may be specifically provided for herein, this Agreement may not be amended in any respect except by a writing signed by both parties hereto.
6.Acknowledgement. The Participant acknowledges and agrees that (i) his or her rights under this Agreement are contractual in nature and nothing contained herein shall create any equity interest in the Company or any of its affiliates and (ii) neither the Company nor any of its officers, directors or affiliates shall owe any fiduciary duty of any kind to the Participant by virtue of the Program.
7.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.
8.Governing Law. This Agreement and the rights and obligations of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Georgia without giving effect to the choice of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Program as of the day and year first written above.

EURAMAX HOLDINGS, INC.
____________________________
Name:
Title:

[INSERT NAME]

____________________________